1701 Market Street                                        Morgan, Lewis
Philadelphia, PA 19103-2921                               & Bockius LLP
215.963.5000                                              Counselors at Law
Fax: 215.963.5001


July 16, 2013


The Advisors' Inner Circle Fund
One Freedom Valley Drive
Oaks, Pennsylvania 19456


Re: Registration Statement Filed On Form N-14 Under The Securities Act Of 1933
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Ladies and Gentlemen:

We hereby consent to the references to our Firm in the Registration Statement filed on Form N-14 under the Prospectus/Proxy Statement heading "The Proposed Reorganization -- Federal Income Tax Considerations." In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
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Morgan, Lewis & Bockius LLP